Exhibit 99.1

Kforce Inc. 1001 East Palm Ave. Tampa, FL 33605 (NASDAQ: KFRC)

AT THE FIRM

Michael Blackman

Senior Vice President — Investor Relations

(813) 552-2927

KFORCE REPORTS REVENUE OF $226.0 MILLION AND EPS OF $0.10

TAMPA, Fla., August 4, 2009 (GLOBE NEWSWIRE) — Kforce Inc. (Nasdaq:KFRC), a provider of professional staffing services and solutions, today announced results for its second quarter of 2009. For the quarter ended June 30, 2009, total revenue was $226.0 million, a decrease of 11.4% and 2.3% over the quarters ended June 30, 2008 and March 31, 2009, respectively. For the quarter ended June 30, 2009, Kforce reported net income of $3.9 million, or $0.10 per share, versus $8.7 million, or $0.22 per share, in the comparable quarter in 2008, which represents a year-over-year decline of 55.1% in net income and 54.5% in earnings per share. Net income for the quarter ended March 31, 2009 was $3.2 million or $0.08 per share.

“We are pleased with our performance which, we believe, is a result of years of effort in building our culture, adhering to our core values and refining our service offerings and operating platform. We have made significant improvements to both our front and back office with the constant goal of positioning the Firm for optimal performance in the next up-cycle” said David L. Dunkel, Chairman and CEO. Mr. Dunkel continued, “We believe that Kforce has demonstrated excellent performance in this difficult macro-economic environment. Kforce has a highly experienced management team and a strong balance sheet. Our priorities continue to be maintaining positive cash flow and retaining the highly talented people that are the lifeblood of our future success. We will continue to use cash flow for debt retirement, share repurchases and acquisitions that meet our very high thresholds.”

Mr. Dunkel continued, “Kforce is aggressively pursuing business opportunities with the goal of gaining customer and market share. We believe that Kforce has developed a highly leverageable and flexible platform that can deliver solid results across our service spectrum. We are not simply waiting for a cyclical turn, but instead are proactively putting in place the people and processes that we believe will create future success.”

William L. Sanders, President, said, “From our experience in past recessions, we believe we have carefully managed the risks to our revenue stream, particularly our exposure to the highly volatile permanent placement business, which now represents less than 3% of our revenue stream. We continue to execute and take market share across all business lines utilizing competitive advantages such as our National Recruiting Center, which is particularly effective in delivering to our large national accounts, and our state of the art technology infrastructure. These competitive differentiators are the result of purposeful strategic decisions that have been made by our seasoned executive team in preparation for the next economic up-cycle.”

Mr. Sanders noted additional operational results of the second quarter included:

•	Flex revenue of $219.3 million in Q2 ‘09 decreased 1.9% from $223.5 million in Q1 ‘09 and decreased 6.7% from $235.2 million in Q2 ‘08.

•	Flex revenue per billing day of $3.4 million in Q2 ‘09 decreased 4.9% and 6.7% over Q1 ‘09 and Q2’ 08, respectively.

•

Flex revenue per billing day in Q2 ‘09 by segment was $1.7 million for Technology, $0.6 million for F&A, $0.6 million for HLS and $0.5 million for Government Solutions. Sequential percentage changes on a billing day basis by segment were a 6.4% decrease for Technology, flat for F&A, a 9.7% decrease for HLS and a 2.7% increase for Government Solutions.

•	Search revenue of $6.6 million in Q2 ‘09 decreased 15.3% from $7.8 million in Q1 ‘09 and decreased 66.8% from $20.0 million in Q2 ‘08.

•	Flex gross profit increased 80 basis points to 29.6% in Q2 ‘09 from 28.8% in Q1 ‘09 and declined 80 basis points from 30.4% in Q2 ‘08.

Joe Liberatore, Chief Financial Officer, said, “The Firm continued to perform well in a challenging environment in Q2, coming in at the high-end of guidance for revenue and exceeding guidance for earnings per share. We believe the second quarter is a reflection of our strong culture and focus on execution in all aspects of the business, including improving client relationships, balancing bill/pay rate spreads, expense management and optimizing cash flow.”

Financial highlights for Q2 ‘09 included:

•	Total revenue for Q2 ‘09 was $226.0 million, a decrease of 11.4% from $255.1 million in Q2 ‘08.

•	Selling, general and administrative expenses as a percentage of revenue for Q2 ‘09 were 27.5% compared to 30.8% for Q2 ‘08 and 27.4% for Q1 ‘09.

•	EBITDA for Q2 ‘09 was $11.2 million, a decrease of 45.5% from $20.5 million in Q2 ‘08 and an increase of 14.1% from $9.8 million in Q1 ‘09.

•	Bank debt at the end of Q2 ‘09 was $24.9 million, reflecting a decrease of $13.1 million from $38.0 million at the end of 2008 and a decrease of $19.1 million from March 31, 2009.

Mr. Liberatore continued, “Looking forward to the third quarter of 2009, we expect revenue may be in the $221 million to $226 million range, and earnings per share in the range of $0.07 to $0.10.”

On Tuesday, August 4, 2009, Kforce will host a conference call to discuss these results. The call will begin at 5:00 p.m. Eastern Time. The dial-in number is 800-811-0667. The replay of the call will be available from 7:00 p.m. Eastern Time Tuesday, August 4 to August 18, 2009 by dialing 888-203-1112, passcode 4438985.

This call is being webcast by Shareholder.com and can be accessed at Kforce’s web site at www.kforce.com (select “Investor Relations”). The webcast replay will be available until August 18, 2009.

About Kforce

Kforce (Nasdaq: KFRC) is a professional staffing and solutions firm providing flexible and permanent staffing solutions in the skill areas of technology, finance & accounting, and health and life sciences. Backed by approximately 1,900 staffing specialists, Kforce is committed to “Great People = Great Results” for our valued clients and candidates. Kforce operates with 62 offices in 41 markets in North America and two in the Philippines. For more information, please visit our Web site at http://www.kforce.com/.

The Kforce Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3749

About Kforce Government Solutions (KGS)

KGS provides innovative technology, financial management, data architecture and continuous process improvement and finance and accounting solutions to federal government clients. KGS, with approximately 700 professionals currently on assignment, has been partnering with our clients since 1970 to successfully solve their challenges. KGS’ in-depth operational knowledge and understanding of Federal Agencies, the Defense Department, Homeland Security and industry best practices, combined with expert and highly-skilled professionals, have resulted in a comprehensive portfolio of technologically advanced and innovative consulting solutions designed to guide clients through today’s environment of complex challenges, risk, and cost. For more information, visit http://www.kforcegov.com/.

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Technology, Finance and Accounting, Health and Life Sciences and Government Solutions segments, as well as the market for search and flexible staffing assignments; changes in the service mix; ability of the Firm to complete acquisitions; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, as well as assumptions regarding the foregoing. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Kforce Inc.

Summary of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Quarter Ended
	June 30, 2009	March 31, 2009	June 30, 2008
Revenue by Function:
Technology	$113,478	$117,538	$131,783
Finance & Accounting	41,096	40,574	56,067
Health & Life Sciences	41,722	45,240	48,376
Government Solutions	29,656	27,957	18,907

Total Revenue	225,952	231,309	255,133

Revenue by Time:
Perm	6,626	7,822	19,951
Flexible	219,326	223,487	235,182

Total Revenue	225,952	231,309	255,133

Costs Of Services	154,331	159,088	163,769

Gross Profit	71,621	72,221	91,364
GP %	31.7%	31.2%	35.8%
Flex GP %	29.6%	28.8%	30.4%

Selling, General & Administrative Expenses	62,084	63,410	78,697
Depreciation & Amortization	2,885	3,040	3,670

Income from Operations	6,652	5,771	8,997
Other Expense, Net	275	349	552

Income from Continuing Operations, Before Income Taxes	6,377	5,422	8,445
Income Tax Expense	2,470	2,261	3,330

Income from Continuing Operations	3,907	3,161	5,115
Income from Discontinued Operations, Net of Income Taxes	—	—	3,585

Net Income	$3,907	$3,161	$8,700

Earnings Per Share — Diluted	$0.10	$0.08	$0.22
EBITDA Per Share	$0.29	$0.25	$0.51
Shares Outstanding — Diluted	38,988	38,542	40,317
EBITDA	$11,178	$9,799	$20,499

Selected Cash Flow Information:
Bad Debt (Recovery) Expense from Continuing Operations	$(189)	$(523)	$556
Capital Expenditures	$1,170	$904	$3,706

Selected Balance Sheet Information:
Total Cash and Cash Equivalents	$467	$900	$2,056
Accounts Receivable, Less Allowances	$127,844	$131,085	$151,282
Total Assets	$343,902	$349,143	$461,918
Bank Debt	$24,863	$44,000	$33,000
Other Current Liabilities	$80,602	$74,113	$81,853
Other Long-Term Liabilities	$23,766	$21,335	$29,927
Total Stockholders’ Equity	$214,671	$209,695	$317,138

Other Information:
Equity-Based Compensation Expense, Net	$736	$735	$4,741
Billing Days	64	62	64

Kforce Inc.

Key Statistics

(Unaudited)

	Q2 2009	Q1 2009	Q2 2008
Total Firm
Flex Revenue (000’s)	$219,326	$223,487	$235,182
Revenue per billing day (000’s)	$3,427	$3,605	$3,675
Sequential Flex Revenue Change	-1.9%	-2.1%	1.3%
Hours (000’s)	3,698	3,670	3,884
Flex GP %	29.6%	28.8%	30.4%

Search Revenue (000’s)	$6,626	$7,822	$19,951
Placements	575	585	1,328
Average Fee	$11,526	$13,372	$15,023
Billing days	64	62	64
Technology
Flex Revenue (000’s)	$111,022	$114,928	$123,884
Revenue per billing day (000’s)	$1,735	$1,854	$1,936
Sequential Flex Revenue Change	-3.4%	-7.1%	2.6%
Hours (000’s)	1,766	1,806	1,906
Flex GP %	27.3%	26.4%	27.5%

Search Revenue (000’s)	$2,456	$2,610	$7,899
Placements	179	188	467
Average Fee	$13,709	$13,915	$16,913
Finance & Accounting
Flex Revenue (000’s)	$37,139	$36,000	$44,651
Revenue per billing day (000’s)	$580	$581	$698
Sequential Flex Revenue Change	3.2%	-8.1%	-6.2%
Hours (000’s)	1,096	1,048	1,224
Flex GP %	31.3%	31.6%	33.6%

Search Revenue (000’s)	$3,957	$4,574	$11,416
Placements	377	353	820
Average Fee	$10,503	$12,945	$13,922
Health & Life Sciences
Flex Revenue (000’s)	$41,509	$44,602	$47,740
Revenue per billing day (000’s)	$649	$719	$746
Sequential Flex Revenue Change	-6.9%	-0.1%	4.2%
Hours (000’s)	497	502	549
Flex GP %	29.3%	28.8%	32.0%

Search Revenue (000’s)	$213	$638	$636
Placements	19	44	41
Average Fee	$11,208	$14,491	$15,506
Government Solutions
Flex Revenue (000’s)	$29,656	$27,957	$18,907
Revenue per billing day (000’s)	$463	$451	$295
Sequential Flex Revenue Change	6.1%	35.1%	4.5%
Hours (000’s)	339	314	205
Flex GP %	36.9%	35.1%	37.3%

Kforce Inc.

Key Statistics — Health & Life Sciences

(Unaudited)

	Q2 2009	Q1 2009	Q2 2008
Clinical Research
Flex Revenue (000’s)	$27,588	$29,525	$29,437
Revenue per billing day (000’s)	$431	$476	$460
Sequential Flex Revenue Change	-6.6%	9.1%	2.8%
Hours (000’s)	326	326	331
Flex GP %	25.7%	25.5%	29.0%

Search Revenue (000’s)	$59	$184	$344
Placements	3	13	20
Average Fee	$19,634	$14,110	$17,190
Healthcare
Flex Revenue (000’s)	$13,921	$15,077	$18,303
Revenue per billing day (000’s)	$218	$243	$286
Sequential Flex Revenue Change	-7.7%	-14.3%	6.5%
Hours (000’s)	171	176	218
Flex GP %	36.3%	35.3%	36.6%

Search Revenue (000’s)	$154	$454	$292
Placements	16	31	21
Average Fee	$9,628	$14,650	$13,902

Kforce Inc.

Selected Financial Information and Reconciliations

(In Thousands, Except Per Share Amounts)

(Unaudited)

EBITDA

	Three Months Ended
	June 30, 2009		March 31, 2009		June 30, 2008
	$	Per share	$	Per share	$	Per share
GAAP Net Income	$3,907	$0.10	$3,161	$0.08	$8,700	$0.22
Income from Discontinued Operations, Net of Income Taxes	—	—	—	—	3,585	0.09

Income from Continuing Operations	$3,907	$0.10	$3,161	$0.08	$5,115	$0.13
Intangible Asset Impairment, Pre-Tax	870	0.02	—	—	—	—
Depreciation & Amortization	2,885	0.07	3,040	0.08	3,670	0.09
Acceleration of SARS & PARS	—	—	—	—	6,009	0.15
Amortization of Stock Options & SARS	56	0.00	56	0.00	716	0.02
Amortization of Restricted Stock & PARS	660	0.02	846	0.02	1,102	0.02
Interest Expense and Other	330	0.01	435	0.01	557	0.01
Income Tax Expense	2,470	0.07	2,261	0.06	3,330	0.09

EBITDA	$11,178	0.29	$9,799	0.25	$20,499	0.51

Weighted Average Shares Outstanding — Diluted	38,988		38,542		40,317

EBITDA, a non-GAAP financial measure, is defined as earnings before income from discontinued operations, non-cash impairment charges, interest, income taxes, depreciation and amortization and amortization of stock-based compensation expense. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance.

Net Income before Equity-Based Compensation Expense

	Three Months Ended
	June 30, 2009		March 31, 2009		June 30, 2008
	$	Per share	$	Per share	$	Per Share
GAAP Net Income	$3,907	$0.10	$3,161	$0.08	$8,700	$0.22
Income from Discontinued Operations, Net of Income Taxes	—	—	—	—	3,585	0.09

Income from Continuing Operations	$3,907	$0.10	$3,161	$0.08	$5,115	$0.13
Equity-Based Compensation Expense, Net:
Alternative LTI Valuation Expense	513	0.01	359	0.01	—	—
Acceleration of SARS & PARS	—	—	—	—	6,009	0.15
Amortization of Stock Options & SARS	56	0.00	56	0.00	716	0.02
Amortization of Restricted Stock & PARS	660	0.02	846	0.02	1,102	0.02
Income Tax Expense	(493)	(0.01)	(526)	(0.01)	(3,086)	(0.08)

Equity-Based Compensation Expense, Net	736	0.02	735	0.02	4,741	0.11

Net Income before Equity-Based Compensation Expense	$4,643	0.12	$3,896	0.10	$9,856	0.24

Weighted Average Shares Outstanding — Diluted	38,988		38,542		40,317

“Net Income before Equity-Based Compensation Expense”, a non-GAAP financial measure, is defined as income from continuing operations, before compensation expense incurred in conjunction with awards accounted for under Statement of Financial Accounting Standards No. 123R “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires Kforce to measure the cost of employee services received in exchange for an equity based award based on the grant-date fair value of the award (with limited exceptions). That cost is recognized over the period in which the employee is required to provide service in exchange for the award, which is usually the vesting period.

EBITDA and Net Income before Equity-Based Compensation Expense are key measures used by management to evaluate its operations and to provide useful information to investors. These measures should not be considered in isolation or as an alternative to net income, cash flows data or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. These measurements are not determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculations. The measures as presented may not be comparable to similarly titled measures of other companies.